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                                                                       Exhibit 1


                        FleetBoston Financial Corporation

                               U.S.$3,000,000,000
                     Senior Medium-Term Notes, Series R and
                    Subordinated Medium-Term Notes, Series S
                   Due Nine Months or More from Date of Issue

                            Selling Agency Agreement

                                                                    June 2, 2000


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY 10167

FleetBoston Robertson Stephens Inc.
100 Federal Street
Boston, MA 02110

Fleet Securities, Inc.
26 Broadway, 12th Floor
New York, NY 10004

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
World Financial Center
North Tower, 10th Floor
New York, NY 10281-1310

J.P. Morgan Securities Inc.
60 Wall Street
New York, NY 10260

Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013

Dear Sir/Madam:

         FleetBoston Financial Corporation, a Rhode Island corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $3,000,000,000 aggregate principal amount of its Senior Medium-Term Notes, Series R and


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Subordinated Medium-Term Notes, Series S (respectively, the "Senior Notes" and the "Subordinated Notes"), Due Nine Months or More from Date of Issue (collectively, the "Notes"). The Senior Notes are to be issued under an indenture dated as of December 6, 1999, between the Company and The Bank of New York (the "Senior Trustee"), as trustee (the "Senior Indenture"). The Subordinated Notes are to be issued under an indenture dated as of December 6, 1999, between the Company and The Bank of New York, as trustee (the "Subordinated Trustee" and, collectively with the Senior Trustee, the "Trustee") (the "Subordinated Indenture" and collectively with the Senior Indenture, the "Indentures"). The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the applicable Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to Notes issued pursuant to such Terms Agreement). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

         Section 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form S-3 (Registration Number 333-36444), including a basic prospectus which also constitutes pursuant to Rule 429 under the Act, Post-Effective Amendment No. 1 to registration statement on such Form (Registration Number 333-86829) and which has become effective, for the registration under the Act of securities (the "Securities"), including the Notes, in an aggregate principal amount of $3,000,000,000. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such registration statement, as amended at the date of this Agreement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.




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                  (b) As of the Execution Time, on the Effective Date (each as defined herein), when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement, on each day of an Offering Period (referred to below) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement (as defined herein), as amended as of any such time, and the Prospectus, as supplemented as of any such time, and each Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
         (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for inclusion in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) As of the time any Notes are issued and sold hereunder, each Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
         (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture.

                  (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the



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         Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

         Section 2. APPOINTMENT OF AGENTS; SOLICITATION BY THE AGENTS OF OFFERS TO PURCHASE; SALES OF NOTES TO A PURCHASER.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company. The Company shall notify the Agents from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agents (each period, commencing with such notification and ending at such time as the authorization for offers and sales through the Agents shall have been suspended by the Company or the Agents as provided hereunder, being referred to as an "Offering Period").

                  On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes during each Offering Period from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

                  The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

                  The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent as agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.



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                  Subject to the provisions of this Section and to the
         Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect, the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent or an affiliate of the Company unless such solicitation or acceptance is on terms with respect to commissions substantially similar to those set forth in Schedule I hereto and the Company shall give the Agents reasonable notice of the appointment of such agents for the purpose of soliciting offers to purchase the Notes.

                  (b) Subject to the terms and conditions stated herein, whenever the Company and any Agent determine that the Company shall sell Notes directly to such Agent as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale between the Company and the Purchaser. Each such supplemental agreement (which may be an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants, as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

                  Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

                  Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Agent at varying prices determined at the time of sale or, if so agreed and set forth in the applicable Pricing Supplement, at a fixed public offering price, from time to time. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.



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                  (c) So long as either  FleetBoston  Robertson  Stephens Inc.
         or Fleet Securities, Inc. is an agent under this Agreement, each Agent agrees that it will comply with the applicable provisions of Conduct Rule 2720(l) of the Conduct Rules of the National Association of Securities Dealers, Inc.

         Section 3. OFFERING AND SALE OF NOTES. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         Section 4. AGREEMENTS. The Company agrees with you that:

                  (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any



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         supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, each of you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

                  (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. During such period, the Company will immediately notify each of you of
         (i) any decrease in the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.

                  (d) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

                  (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, each Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

                  (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement,



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         including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, each Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including reasonable fees of counsel, incurred in compliance with
         Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

                  (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

                  (j) On the date hereof and each time hereafter that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) other than by means of a Current Report on Form 8-K filed by the Company and incorporated by reference into the Prospectus, unless requested by the Agents), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the Chairman of the Board, any Vice Chairman or the President, or any Vice President or person holding a functional title of equivalent rank and the principal financial or accounting officer or Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.



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                  (k) On the date hereof and each time hereafter that the
         Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished, (iv) other than by an amendment or supplement by means of a Current Report on Form 8-K filed by the Company and incorporated by reference into the Prospectus, unless requested by the Agents), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company reasonably satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).]

                  (l) On the date hereof and each time hereafter that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, and each time during any Offering Period that the Registration Statement or Prospectus is so amended or supplemented (other than by an amendment or supplement by means of a Current Report on Form 8-K filed by the Company and incorporated by reference into the Prospectus, unless requested by the Agents), the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the commencement of such Offering Period or the date of the effectiveness of such amendment or the date of the filing of such supplement, as the case may be, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, that in no event will the Company accept any offer to purchase Notes unless such letter shall have been delivered; provided, further, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be reasonably satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of



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         you, such letter should cover other information or changes in specified financial statement line items.

                  (m) During the period from the date of any Terms Agreement to the later of (A) the Closing Date with respect to such Terms Agreement and (B) the date, if any, specified in such Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes (other than the Notes that are to be sold pursuant to such Terms Agreement), with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

         Section 5. CONDITIONS TO THE OBLIGATIONS OF THE AGENTS. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to each Agent the opinion of Edwards & Angell, LLP, special counsel for the Company, or William
         C. Mutterperl, General Counsel for the Company, dated the Execution Time, to the effect that:

                           (i) each of the Company, Fleet National Bank ("Fleet
                  Bank") and any other subsidiary or subsidiaries which the Agent may reasonably request (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation or national banking association in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is qualified to do business as a foreign corporation under the laws of the State of New York and the Commonwealth of Massachusetts and neither the Company nor any Subsidiary is required to be qualified to do business as a foreign corporation under the laws of any other jurisdiction, except to the extent that the failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise; and the Company is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended;

                           (ii) all of the outstanding shares of capital stock
                  of such Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C.
                  Section 55) nonassessable, and, except as otherwise set forth or incorporated by reference in the Prospectus, all outstanding shares of capital stock of such Subsidiaries are owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iii) each Indenture has been duly authorized,
                  executed and delivered; each Indenture has been duly qualified under the Trust Indenture Act; and each Indenture, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding agreement, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
                  (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States;

                           (iv) the Notes have been duly authorized as a series
                  of Debt Securities under the applicable Indenture, are in the forms provided for by resolutions of the Board of Directors of the Company, conform in all material respects to the description thereof contained in the Prospectus, and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
                  (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States;

                           (v) to the best knowledge of such counsel, there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus or incorporated by reference therein, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

                           (vi) the Registration Statement has become effective
                  under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof or supplement thereto, as of their respective effective dates and the effective date of each amendment thereof or supplement thereto, and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented to the date of such opinion, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (viii) no consent, approval, authorization, or order
                  of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes as contemplated by this Agreement;

                           (ix) neither the issue and sale of the Notes, nor the
                  consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the Restated Articles of Incorporation or By-laws of the Company or the terms of any material indenture or other material agreement or material instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries, except in each such case where conflicts, breaches and defaults would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and the Company's subsidiaries considered as one enterprise; and

                           (x) no holders of securities of the Company have
                  rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Rhode Island or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

                  (c) Each Agent shall have received from Brown & Wood LLP, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, each Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chairman of the Board, any Vice Chairman or the President, or any Vice President or person holding a functional title of equivalent rank and the principal financial or accounting officer or Treasurer of the Company, dated the Execution Time, to the effect that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto, but including documents incorporated by reference), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto, but including documents incorporated by reference).

                  (e) At the Execution Time, PricewaterhouseCoopers LLP shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                           (i) in their opinion the audited financial statements
                  included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                           (ii) on the basis of a reading of the latest
                  unaudited consolidated financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                    (1) the amounts in the unaudited "Summary
                           Consolidated Financial Data", if any, included in the Prospectus do not agree with the corresponding amounts in the audited consolidated financial statements, unaudited consolidated financial statements or analyses prepared by the Company from which such amounts were derived; or

                                    (2) any unaudited financial statements
                           included or incorporated in the Registration
                           Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                                    (3) with respect to the period subsequent to
                           the date of the most recent financial statements (other than capsule information), audited or unaudited, incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries on a consolidated basis or capital stock of the Company or decreases in the stockholders' equity of the Company and its subsidiaries on a consolidated basis as compared with the amounts shown on the most recent consolidated balance sheet or capitalization table included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net interest income or income before income taxes, or in total or per share amounts of net income, of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases that the Registration Statement has disclosed have occurred or may occur, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                                    (4) the amounts included in any unaudited
                           "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                           (iii) they have performed certain other specific
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, the information included or incorporated in Items 1 (Guide 3 Statistical Disclosure), 6 and 7 of the Company's annual report on Form 10-K incorporated therein, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's quarterly reports on Form 10-Q incorporated therein agrees with the accounting records of the Company and its subsidiaries on a consolidated basis, excluding any questions of legal interpretation; and

                           (iv) if pro forma financial statements are included
                  or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                  (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

         The documents required to be delivered by this Section 5 shall be delivered at the office of Brown & Wood LLP, counsel for the Agents, at One World Trade Center, New York, New York 10048, on the date hereof.

         Section 6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) To the extent agreed to in writing between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of Edwards & Angell, LLP, special counsel for the Company, or William C. Mutterperl, General Counsel for the Company dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of Brown & Wood LLP, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) a letter of PricewaterhouseCoopers LLP, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(e).

                  (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         Section 7. RIGHT OF PERSON WHO AGREED TO PURCHASE TO REFUSE TO
PURCHASE.

                  (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if (i) at the Closing Date therefor, any condition set forth in Section 5 (except that references to the Prospectus shall be to the Prospectus as supplemented at the Closing Date) or 6, as applicable, shall not be satisfied, (ii) subsequent to the agreement to purchase such Note, any change, or any development with respect to the Company involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries considered as one enterprise shall have occurred the effect of which is, in the judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note or (iii) subsequent to the agreement to purchase such Note, (w) there shall have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency") or any such Rating Agency shall publicly announce that it has placed any of such debt securities on a "watchlist" with negative implications, (x) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange,
         (y) a banking moratorium shall have been declared either by Federal or New York State authorities, or (z) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets or the United States is such as to make it, in the judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, impracticable to market such Notes (it being understood that under no circumstance shall any Agent have any duty or obligation to exercise any judgment permitted to be exercised pursuant to this Section 7(a)).

                  (b) The Company further agrees to notify each Agent upon the occurrence of any change, condition or development contemplated by
         Section 7(a)(ii) or (iii) which occurs prior to the Closing Date.

         Section 8. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if it shall be established that such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity and the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the fifth, eighth and ninth paragraphs under the heading "Plan of Distribution" of the Prospectus Supplement relating to purchases and sales of Notes in the secondary market and stabilization of market prices constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such information is correct.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
         Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
         (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
         (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and any of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that
         (y) in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and
         (z) of this paragraph (d).

         Section 9. TERMINATION.

                  (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of
         Section 2(a), Section 4(b), Section 4(h), Section 8 and Section 10. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

                  (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities,
         (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the judgment of the Purchaser, impracticable to market such Notes or (iv) there shall have been any decrease in the ratings of the Company's debt securities by any Rating Agency or any such Rating Agency shall publicly announce that it has placed any of such debt securities on a "watchlist" with negative implications.

         Section 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.

         Section 11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One Federal Street, Boston, Massachusetts 02110, attention of the Vice President, General Counsel and Secretary or such other address as the Company may designate from time to time.

         Section 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder, except for the right of a person who has agreed to purchase a Note to refuse to purchase such Note as provided in Section 7 hereof.

         Section 13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                            Very truly yours,

                            FLEETBOSTON FINANCIAL CORPORATION



                            By /s/ Eugene M. McQuade
                              ------------------------------------------------
                              Name: Eugene M. McQuade
                              Title: Vice Chairman and Chief Financial Officer



         The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

BEAR, STEARNS & CO. INC.



By /s/ Timothy A. O'Neill
  --------------------------------
  Name:  Timothy A. O'Neill
  Title: Senior Managing Director

FLEETBOSTON ROBERTSON STEPHENS INC.



By /s/ Paul E. McCormack
  --------------------------------
  Name:  Paul E. McCormack
  Title: Managing Director

FLEET SECURITIES, INC.



By /s/ Joel Hirstreet
  --------------------------------
  Name:  Joel Hirstreet
  Title: Senior Vice President

GOLDMAN, SACHS & CO.



By /s/ Ben-Zion Smilchensky
----------------------------------
  Name:  Ben-Zion Smilchensky
  Title: Vice President

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By /s/ Diane Kenna
----------------------------------
  Name:  Diane Kenna
  Title: Authorized Signatory

J.P. MORGAN SECURITIES INC.



By /s/ Geoffrey Fitzgerald
----------------------------------
  Name:  Geoffrey Fitzgerald
  Title: Vice President

SALOMON SMITH BARNEY INC.



By /s/ Jeffrey S. Poorman
  --------------------------------
  Name:  Jeffrey S. Poorman
  Title: Managing Director

                                   SCHEDULE I


Commissions:

         The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

Term                                                            Commission Rate


From 9 months to less than 1 year                                    .125%
From 1 year to less than 18 months                                   .150%
From 18 months to less than 2 years                                  .200%
From 2 years to less than 3 years                                    .250%
From 3 years to less than 4 years                                    .350%
From 4 years to less than 5 years                                    .450%
From 5 years to less than 6 years                                    .500%
From 6 years to less than 7 years                                    .550%
From 7 years to less than 10 years                                   .600%
From 10 years to less than 15 years                                  .625%
From 15 years to less than 20 years                                  .700%
From 20 years to and including 30 years                              .750%
Over 30 years                                             to be negotiated

         Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for Notices to you:

         Notices to Bear, Stearns & Co. Inc. shall be directed to it at 245 Park Avenue, New York, NY 10167, Attention: Medium-Term Notes

         Notices to FleetBoston Robertson Stephens Inc. shall be directed to it at 100 Federal Street, Boston, MA 02110, Attention: Medium-Term Notes.

         Notices to Fleet Securities, Inc. shall be directed to it at 26 Broadway, 12th Floor, New York, New York 10004, Attention: John Mando.

         Notices to Goldman, Sachs & Co. shall be directed to it at 85 Broad Street, New York, New York 10004, Attention: Credit Department.

         Notices to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, shall be directed to it at World Financial Center, North Tower - 10th Floor, New York, New York 10281-1310, Attention: MTN Product Management.

         Notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, Fifth Floor, New York, New York 10260, Attention: Transaction Execution Group.

         Notices to Salomon Smith Barney Inc. shall be directed to it at 388 Greenwich Street, 34th Floor, New York, New York 10013, Attention: Medium-Term Note Department.




                                       I-2